Exhibit 23

                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-84091) pertaining to the Harvey Electronics, Inc. Stock Option Plan of our report dated December 28, 2000, with respect to the financial statements of Harvey Electronics, Inc. included in the Annual Report (Form 10-KSB) for the year ended October 30, 1999.


                                                          /s/ Ernst & Young LLP


Melville, New York
January 25, 2001